Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279425

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 22, 2024)

Imunon, Inc.

5,000,000 Shares of Common Stock

We are offering directly to certain purchasers 5,000,000 shares (the “Shares”) of our common stock, par value $0.01 per share. The Shares are being offered pursuant to a securities purchase agreement, dated as of July 30, 2024 (the “Purchase Agreement”), by and among us and the purchasers identified therein (the “purchasers”).

Concurrently with the offering of the Shares and also pursuant to the Purchase Agreement, we intend to sell warrants to purchase up to 5,000,000 shares of our common stock (the “Warrants”) directly to the purchasers in a private placement offering. The Warrants have an exercise price of $2.00 per share and will be exercisable immediately for a term of five and one-half years following the date of issuance. The offering price for each Share and accompanying Warrant is $2.00.

The Warrants and the shares of our common stock issuable upon exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our common stock is listed on The Nasdaq Capital Market under the symbol “IMNN”. On July 30, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.32 per share.

	PER SHARE	TOTAL
Offering price	$2.00	$10,000,000
Placement agents’ fees(1)	$0.14	$700,000
Proceeds to us, before expenses	$1.86	$9,300,000

(1)	We have agreed to pay the Placement Agents (as defined below) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. See “Plan of Distribution” beginning on page S-11 for additional information for a description of the compensation payable to the Placement Agents.

We have engaged H.C. Wainwright & Co., LLC and Brookline Capital Markets, a division of Arcadia Securities, LLC (collectively, the “Placement Agents”) to act as our placement agents in connection with this offering. The Placement Agents are not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

The aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 is $31,093,596.12, which was calculated based on 9,365,541 outstanding shares of our voting and non-voting common stock held by non-affiliates as of July 30, 2024, and at a price of $3.32 per share, the closing sale price of our common stock reported on The Nasdaq Capital Market on July 30, 2024, a date within 60 days prior to the date of this prospectus. During the 12 calendar months prior to, and including, the date of this prospectus, we have sold 88,558 shares of common stock for gross proceeds of $114,203.36 pursuant to General Instruction I.B.6 of Form S-3. We will not offer to sell or sell any shares of our common stock which, when aggregated with all other shares of our common stock offered pursuant to the registration statement of which this prospectus forms a part, would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Shares is expected to be made on or about August 1, 2024.

Lead Placement Agent

H.C. Wainwright & Co.

Co-Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

Prospectus Supplement Dated July 30, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated May 22, 2024, including the documents incorporated by reference therein, provides more general information that may not relate to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the Placement Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances or jurisdiction in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, “Imunon,” “IMNN,” “the Company,” “we,” “us,” “our” and similar terms refer to Imunon, Inc. and our subsidiary, CLSN Laboratories, Inc., also a Delaware corporation.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus supplement and accompanying prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Imunon, Inc.

Imunon is a clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms with the aim to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies. IMUNON is developing its non-viral DNA technology across its modalities. The first modality, TheraPlas®, is developed for the coding of proteins and cytokines and other therapeutic proteins in the treatment of solid tumors where an immunological approach is deemed promising. The second modality, PlaCCine®, is developed for the delivery of DNA-coded viral antigens that can elicit a strong immunological response.

The Company’s lead clinical program, IMNN-001, is a DNA-based immunotherapy for the localized treatment of advanced ovarian cancer currently in Phase II development. IMNN-001 works by instructing the body to produce durable levels, within certain safety parameters, of powerful cancer-fighting molecules, such as interleukin-12 and interferon gamma, at the tumor site. We will continue to leverage these modalities and to advance the technological frontier of plasmid DNA to better serve patients with difficult-to-treat conditions.

Recent Developments

On July 30, 2024, the Company announced positive topline data from its Phase 2 OVATION 2 trial of IMNN-001 in combination with neoadjuvant and adjuvant chemotherapy in patients with advanced ovarian cancer. The following table summarizes the data readout:

		Median time to event, experimental vs control (months)	Hazard Ratio, experimental vs control
Overall Survival (secondary endpoint)	ITT n=112	40.5 m vs 29.4	0.74 (0.42; 1.30) pNS
	≥20% of protocol-specified treatments in both arms n=102	45.1 m vs 29.4	0.64 (0.35; 1.19) pNS
	PARP treated patients n=43	NE vs 37.1	0.41 (0.13; 1.28) pNS
Progression Free Survival (primary endpoint)	ITT n=112	14.9 m vs 11.9	0.79 (0.51; 1.23) pNS
	≥20% of protocol-specified treatments in both arms n=102	14.6 m vs 11.9	0.76 (0.48; 1.22) pNS
	PARP treated patients n=31	33.8 m vs 22.1	0.80 (0.31; 2.12) pNS

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page S-14 of this prospectus.

Our Corporate Information

We were founded in 1982 under the corporate name Celsion Corporation and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.imunon.com. On September 19, 2022, Celsion Corporation announced a corporate name change to Imunon, Inc., reflecting the evolution of the Company’s business focus and its commitment to developing cutting-edge immunotherapies and next-generation vaccines to treat cancer and infectious diseases. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our common stock.

S-1

THE OFFERING

Common stock offered by us	5,000,000 shares

Offering Price	$2.00 per share

Common stock outstanding after this offering	14,400,889 shares

Concurrent private placement offering	Concurrently with this offering of common stock, we intend to sell Warrants, together with the Shares sold in this offering, to purchase up to 5,000,000 shares of common stock, directly to the purchasers in a private placement offering. The Warrants have an exercise price of $2.00 per share and will be exercisable immediately for a term of five and one-half years following the date of issuance. The Warrants and the shares of our common stock issuable upon exercise of the Warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The closing of the concurrent private placement offering and the closing of this offering are not contingent upon each other.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $9.0 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes, including research and development activities, capital expenditures and working capital. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“IMNN”

The number of shares of common stock to be outstanding after this offering is based on 9,400,889 shares of common stock outstanding as of March 31, 2024 and excludes in each case as of March 31, 2024:

●	1,006,330 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2024, having a weighted average exercise price of $2.53 per share;

●	661,985 shares of common stock issuable upon the vesting of common Stock awards as of March 31, 2024, having a weighted average grant day fair value of $3.13 per share;

●	160,000 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2024 having a weighted average exercise price of $18.86 per share; and

●	1,122,578 shares of common stock reserved for future issuance pursuant to our existing stock incentive plan.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options subsequent to March 31, 2024 and no exercise of the Warrants issued in the concurrent private placement.

S-2

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” under Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement or the accompanying prospectus, the information and documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Risks Relating to this Offering

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for clinical development of our product candidates, working capital and other general corporate purposes. See “Use of Proceeds” on page S-6. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Purchasers may experience immediate dilution in the book value per share of the common stock purchased in the offering.

The offering price per Share in this offering is substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $10,000,000 at an offering price of $2.00 per share, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $16.4 million or approximately $1.14 per share. This represents an immediate increase in net tangible book value of approximately $0.36 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.86 per share to purchasers of our common stock in this offering. See “Dilution.”

S-3

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at prices that equal to or greater than the price paid by any investor pursuant to this offering. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

We may be unable to maintain compliance with The Nasdaq Marketplace Rules, which could cause our common stock to be delisted from The Nasdaq Capital Market. This could result in the lack of a market for our common stock, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition, and results of operations.

On December 26, 2023, we received a notice from the staff, or the Staff, of the Nasdaq Stock Market LLC notifying us that, based upon the closing bid price of our common stock, for the 30 consecutive business days prior to the notice, we no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), or the Minimum Bid Price Rule. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted 180 calendar days, or until June 24, 2024, to regain compliance with the Minimum Bid Price Rule.

On April 10, 2024, we received a written notice from Nasdaq informing us that we had regained compliance with the Minimum Bid Price Rule, as the closing bid price of the Company’s common stock had met or exceeded $1.00 per share for 10 consecutive business days. Although, we have regained compliance with the Minimum Bid Price Rule, there can be no assurance that we will continue to maintain compliance with the Nasdaq continued listing requirements.

If the Company is unable to maintain compliance with Nasdaq’s continued listing requirements in the future, and if our common stock is delisted by Nasdaq, it may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock, and there can be no assurance that our common stock will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

S-4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained or incorporated in this prospectus supplement are forward-looking and constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may relate to such matters as anticipated financial performance, business prospects, technological developments, product pipelines, clinical trials and research and development activities, the adequacy of capital reserves and anticipated operating results and cash expenditures, current and potential collaborations, strategic alternatives and other aspects of our present and future business operations and similar matters. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, unforeseen changes in the course of research and development activities and in clinical trials; possible changes in cost, timing and progress of development, preclinical studies, clinical trials and regulatory submissions; our collaborators’ ability to obtain and maintain regulatory approval of any of our drug candidates; possible changes in capital structure, financial condition, future working capital needs and other financial items; uncertainties and assumptions regarding the potential worsening global economic conditions and the recent disruptions to, and volatility in, financial markets in the U.S. and worldwide resulting from the COVID-19 pandemic, the Russian invasion of Ukraine and the unrest in the Middle East on our business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, changes in approaches to medical treatment; introduction of new products by others; success or failure of our current or future collaboration arrangements, risks and uncertainties associated with possible acquisitions of other technologies, assets or businesses; our ability to obtain additional funds for our operations; our ability to obtain and maintain intellectual property protection for our technologies and drug candidates and our ability to operate our business without infringing the intellectual property rights of others; our reliance on third parties to conduct preclinical studies or clinical trials; the rate and degree of market acceptance of any approved drug candidates; possible actions by customers, suppliers, strategic partners, potential strategic partners, competitors and regulatory authorities; compliance with listing standards of The Nasdaq Capital Market; and those listed under “Risk Factors” this prospectus supplement, the accompanying prospectus, and in our most recent annual report on Form 10-K and our other filings made from time to time with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “plan,” “believe,” “could,” “intend,” “predict,” “may,” “should,” “will,” “would” and words of similar import regarding the Company’s expectations. Forward-looking statements are only predictions. Actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our most recent annual report on Form 10-K and our other filings made from time to time with the SEC. The discussion of risks and uncertainties set forth herein and therein is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Except as required by law, we assume no obligation to revise or update any forward-looking statement that may be made from time to time by us or on our behalf for any reason, even if new information becomes available in the future.

S-5

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $9.0 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

S-6

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-7

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2024, our historical net tangible book value was $7.3 million, or $0.77 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2024.

After giving effect to the sale of our common stock in the aggregate amount of $10,000,000 at an offering price of $2.00 per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $16.4 million, or $1.14 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.36 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.86 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis.

Offering price per share		$2.00
Net tangible book value per share as of March 31, 2024	$0.77
Increase in net tangible book value per share attributable to this offering	$0.36
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		$1.14
Dilution per share to investors purchasing our common stock in this offering		$0.86

The above discussion is based on 9,400,889 shares of common stock outstanding as of March 31, 2024 and excludes in each case as of March 31, 2024:

●	1,006,330 shares of common stock issuable upon the exercise of outstanding options as of March 31, 2024, having a weighted average exercise price of $2.53 per share;

●	661,985 shares of common stock issuable upon the vesting of common Stock awards as of March 31, 2024, having a weighted average grant day fair value of $3.13 per share;

●	160,600 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2024 having a weighted average exercise price of $18.86 per share; and

●	1,122,578 shares of common stock reserved for future issuance pursuant to our existing stock incentive plan.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding stock options subsequent to March 31, 2024 and no exercise of the Warrants issued in the concurrent private placement.

To the extent that stock options outstanding as of March 31, 2024 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, convertible debt securities or other securities exchangeable for common stock, the issuance of these securities could result in further dilution to our stockholders.

S-8

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with this offering of Shares pursuant to this prospectus supplement, we are offering to sell to the purchasers in the offering warrants to purchase an aggregate of 5,000,000 shares of common stock in a private placement. The following description is subject in all respects to the provisions contained in the form of Warrant. You should review a copy of the form of Warrant, which was filed as an exhibit to our Current Report on Form 8-K on July 31, 2024, for a complete description of the terms and conditions of the Warrants.

The Warrants and the shares of our common stock issuable upon exercise of the Warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Duration and Exercise Price

Each Warrant has an exercise price of $2.00 per share. The Warrants will be exercisable immediately for a term of five and one-half years following the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Warrants will be issued separately from the Shares of common stock offered pursuant to this prospectus supplement and may be transferred separately immediately thereafter.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Except as agreed with individual holders of warrants, a holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99% of our outstanding shares of common stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation to a percentage not to exceed 9.99%. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including merger or consolidation of the Company or the sale of all or substantially all of the Company’s capital stock or assets, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require the Company or a successor entity to redeem the Warrants for cash in the amount of the Black Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

S-9

However, in the event of a fundamental transaction which is not in the Company’s control, including a fundamental transaction not approved by the Company’s board of directors, the holders of the Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrants that is being offered and paid to the holders of the Company’s common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of the Company’s common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of the Company’s common stock are not offered or paid any consideration in a fundamental transaction, such holders of the Company’s common stock will be deemed to have received shares of the successor entity in such fundamental transaction, and holders of the Warrants will receive shares of the successor entity in the amount of the Black Scholes Value.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant, as applicable, together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Warrants are currently traded on the Nasdaq Capital Market.

Exchange Listing

We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Warrants. The Warrants will provide that holders have the right to participate in distributions or dividends paid on common stock.

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PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement, dated as of June 18, 2024, as amended, we have engaged H.C. Wainwright & Co., LLC to act as our lead placement agent in connection with this offering with Brookline Capital Markets, a division of Arcadia Securities, LLC to act as a co-placement agent in this offering. Under the terms of the engagement letter agreement, the Placement Agents have agreed to act as our placement agents in connection with the issuance and sale of our securities pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agents and prospective investors. The engagement letter agreement does not give rise to any commitment by the Placement Agents to purchase or sell any of our securities, and the Placement Agents will have no authority to bind us by virtue of the engagement letter agreement. The Placement Agents may engage sub-agents or selected dealers to assist with the offering.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter agreement and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

The Placement Agents propose to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus on or about August 1, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agents a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay Wainwright in connection with this offering $35,000 for non-accountable expenses, $50,000 for expenses of legal counsel and other out-of-pocket expenses and $15,950 for clearing fees. We estimate that the total expenses of the offering payable by us, excluding the Placement Agents’ fees and the reimbursement noted above, will be approximately $200,000.

The following table shows the per share and total cash fees we will pay to the Placement Agents in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Offering price	$2.00	$10,000,000.00
Placement agent’s fees	$0.14	$700,000.00
Proceeds, before expenses, to us	$1.86	$9,300,000.00

Lock-up Agreements

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock for a period commencing on the date hereof and expiring 30 days from the closing date of this offering. Furthermore, we are also prohibited from entering into any agreement to issue common stock or Common Stock Equivalent involving a Variable Rate Transaction (as each such term is defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on the date of this prospectus supplement and expiring one year from the closing date of this offering.

Each of our executive officers and directors have agreed, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the lock-up agreement continuing through the 30 days after the closing of this offering.

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Tail Fee

We also have granted to Wainwright a tail cash fee equal to 7.0% of the gross proceeds sold in any offering, within 6 months following the termination or expiration of the engagement letter agreement, to investors whom the Wainwright contacted or introduced to us or brought over the wall in connection with this offering.

Other Activities and Relationships

Each of the Placement Agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agents acting as principal. Under these rules and regulations, the Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the Placement Agents may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

In May 2022, as amended in May 2024, we entered into an at the market offering sales agreement with Wainwright (the “ATM Agreement”) pursuant to which we may sell from time to time, shares of our common stock. On July 30, 2024, we notified Wainwright that we were suspending our use of and terminating the “at the market offering” sales agreement prospectus (the “ATM Prospectus”). We will not make any sales of its securities pursuant to the ATM Agreement, unless and until a new prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the ATM Agreement remains in full force and effect.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Covington & Burling LLP, Boston, Massachusetts. The Placement Agents are being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

WithumSmith+Brown, PC, or Withum, independent registered public accounting firm, has served as our independent accountants since 2017 and audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.imunon.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 28, 2024;

●	the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 26, 2024, that are deemed “filed” with the SEC under the Exchange Act;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 that we filed with the SEC on May 13, 2024;

●	our Current Reports on Form 8-K filed with the SEC on March 12, 2024, March 18, 2024, April 11, 2024, May 8, 2024, May 20, 2024, June 13, 2024, July 30, 2024 and July 31, 2024; and

●	the description of our securities, incorporated herein by reference to Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.imunon.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Imunon, Inc.

5,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

Brookline Capital Markets

a division of Arcadia Securities, LLC

July 30, 2024